Exhibit (h)(2)(vii)

SIXTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of February 19, 2008, by and between Natixis Asset Management Advisors, L.P. (“Natixis Advisors”) (formerly IXIS Asset Management Advisors, L.P.) and Gateway Trust, a Massachusetts business trust (the “Gateway Trust”).

WHEREAS, Natixis Advisors and Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust III, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II and Hansberger International Series (collectively, the “Trusts”) are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007 and February 1, 2008 (together with the amendments, the “Agreement”), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts; and

WHEREAS, the Gateway Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Gateway Trust desires to employ Natixis Advisors to provide certain administrative services to the Gateway Trust in the manner and on the terms set forth in the Agreement and Natixis Advisors wishes to perform such services; and

WHEREAS, Natixis Advisors and the Gateway Trust desire to amend Schedule A of the Agreement to reflect the addition of the Gateway Trust;

NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Gateway Trust hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ASSET MANAGEMENT ADVISORS, L.P.

By Natixis Distribution Corporation, its general partner

By:	/s/ John T. Hailer
John T. Hailer, President and Chief Executive Officer

GATEWAY TRUST

By:	/s/ John T. Hailer
John T. Hailer, President

Schedule A

Trust Portfolios

As of: February 19, 2008

Natixis Funds Trust I

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Natixis Income Diversified Portfolio

Natixis U.S. Diversified Portfolio

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Westpeak 130/30 Growth Fund

Natixis Funds Trust II

Harris Associates Large Cap Value Fund

Loomis Sayles Massachusetts Tax Free Income Fund

Natixis Funds Trust III

Harris Associates Focused Value Fund

Natixis Moderate Diversified Portfolio

Natixis Funds Trust IV

AEW Real Estate Fund

Natixis Cash Management Trust

Natixis Cash Management Trust – Money Market Series

Loomis Sayles Funds I

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund*

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Fixed Income Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund*

Loomis Sayles Small Cap Value Fund

*	With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that Natixis Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. (“Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II

Loomis Sayles Mid Cap Growth Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles International Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Municipal Income Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Tax-Managed Equity Fund

Loomis Sayles Value Fund

Loomis Sayles Global Markets Fund

Hansberger International Series

Hansberger Emerging Markets Fund

Hansberger International Value Fund

Hansberger International Growth Fund

Hansberger International Core Fund

Hansberger All Countries Fund (not operational)

Gateway Trust

Gateway Fund